UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

	600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On September 20, 2011, InnerWorkings, Inc. (the “Company”) issued a press release announcing that, effective September 20, 2011, John Eisel, age 34, was appointed as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Eisel was the Divisional Vice President of Pharmaceutical Strategic Operations for Walgreens Corporation, where he oversaw growth initiatives across the organization's pharmacy and healthcare practices.  From 2004 to 2010, Mr. Eisel worked at McKinsey & Company, where he rose to the position of Associate Principal. At McKinsey & Company, he specialized in Logistics, Operations and Procurement consulting. He began his career in PricewaterhouseCoopers' Advisory Practice. Mr. Eisel is a CPA, earned an MBA from the Kellogg School of Management at Northwestern University, and graduated with a BS in Accountancy from the University of Illinois, Urbana-Champaign.

In connection with his appointment as Chief Operating Officer, Mr. Eisel entered into an Employment Agreement (the “Employment Agreement”) with the Company, which may be terminated by Mr. Eisel or the Company at any time, with or without cause.  Under the Employment Agreement, Mr. Eisel will receive a base salary of not less than $300,000 per annum. The Employment Agreement also provides that Mr. Eisel will be eligible for an annual performance bonus under the Company’s Executive Management Bonus Plan. Mr. Eisel’s annual target bonus amount will initially be equal to not less than 60% of his base salary, with an opportunity to earn a maximum bonus of 120% of his base salary. The Company has also agreed to grant Mr. Eisel a $100,000 cash signing bonus, which is repayable on a pro rata basis under certain circumstances. In addition, the Company has agreed to grant Mr. Eisel $1,000,000 in stock-based compensation, consisting of 50% in common stock options, which will vest ratably over a four-year period, and 50% in restricted shares of common stock, which also will vest ratably over a four-year period. These awards will be subject to the Company’s standard terms and conditions for stock option and restricted stock grants. If Mr. Eisel’s employment is terminated under certain circumstances, he is entitled to 12 months of continued salary, immediate vesting of the restricted common stock granted in connection with his appointment and 24 months of accelerated vesting of the stock options granted in connection with his appointment. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein. A copy of the press release announcing the appointment of Mr. Eisel is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Employment Agreement by and between John Eisel and InnerWorkings, Inc.
99.1	Press Release dated September 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: September 23, 2011	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and between John Eisel and InnerWorkings, Inc.
99.1	Press Release dated September 20, 2011.